                                                                      EXHIBIT 11

                            [Dechert LLP Letterhead]

December 22, 2005

Board of Directors
ING VP Balanced Portfolio, Inc.
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re:      ING VP Balanced Portfolio, Inc., on behalf of ING VP Balanced Portfolio

Dear Ladies and Gentlemen:

We have acted as counsel to ING VP Balanced Portfolio, Inc., a Maryland corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of common stock by the Company in connection with the acquisition by ING VP Balanced Portfolio, a series of the Company, of the assets of ING VP Convertible Portfolio, a series of ING Variable Products Trust, which are being registered on a Form N-14 Registration
Statement (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Directors of the Company has authorized for issuance Class S shares of ING VP Balanced Portfolio.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of common stock of ING VP Balanced Portfolio being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable upon transfer of the assets of ING VP Convertible Portfolio pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,



/s/ Dechert LLP